EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S‐8 of our report dated

November 18, 2022, relating to the financial statements of Woodward, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on

Form 10‐K of the Company for the year ended September 30, 2022.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

February 15, 2023